Exhibit 99.2 Reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the three months ended March 31, 2016 and 2015.

Three Months Ended March 31, 2016 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Sales	$217.0	$181.3	$71.8	$30.5	$6.1	$(2.1)	$504.6
Depreciation and amortization	14.5	7.2	3.1	1.9	0.4	0.8	27.9
Cost of sales and selling and administrative	187.2	147.2	72.7	23.5	6.1	21.1	457.8
Total operating costs	201.7	154.4	75.8	25.4	6.5	21.9	485.7
Income (loss) from operations	15.3	26.9	(4.0)	5.1	(0.4)	(24.0)	18.9
Total non-operating expense	—	—	—	—	—	(5.7)	(5.7)
Income (loss) before income taxes and equity in income of unconsolidated affiliates	15.3	26.9	(4.0)	5.1	(0.4)	(29.7)	13.2
Income tax provision	—	—	—	—	—	4.4	4.4
Equity in income of unconsolidated affiliates	—	—	(1.5)	—	—	—	(1.5)
Income (loss) from continuing operations	$15.3	$26.9	$(2.5)	$5.1	$(0.4)	$(34.1)	$10.3
Reconciliation of income (loss) from continuing operations to Adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$15.3	$26.9	$(2.5)	$5.1	$(0.4)	$(34.1)	$10.3
Income tax benefit	—	—	—	—	—	4.4	4.4
Interest expense, net of capitalized interest	—	—	—	—	—	8.0	8.0
Depreciation and amortization	14.5	7.2	3.1	1.9	0.4	0.8	27.9
EBITDA from continuing operations	29.8	34.1	0.6	7.0	—	(20.9)	50.6
Stock based compensation expense	0.2	0.3	0.2	—	—	2.3	3.0
Investment income	—	—	—	—	—	(1.8)	(1.8)
Adjusted EBITDA from continuing operations	$30.0	$34.4	$0.8	$7.0	$—	$(20.4)	$51.8

Three Months Ended March 31, 2015 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Sales	$190.2	$173.5	$64.8	$35.9	$7.3	$—	$471.7
Depreciation and amortization	14.8	5.1	3.6	2.1	0.4	0.7	26.7
Cost of sales and selling and administrative	203.8	135.5	66.0	31.4	7.8	22.0	466.5
Loss on sale or impairment of long lived assets	—	—	—	—	—	0.1	0.1
Other operating credits and charges, net	—	—	—	—	—	11.6	11.6
Total operating costs	218.6	140.6	69.6	33.5	8.2	34.4	504.9
Income (loss) from operations	(28.4)	32.9	(4.8)	2.4	(0.9)	(34.4)	(33.2)
Total non-operating expense	—	—	—	—	—	(8.3)	(8.3)
Income (loss) before income taxes and equity in (income) loss of unconsolidated affiliates	(28.4)	32.9	(4.8)	2.4	(0.9)	(42.7)	(41.5)
Income tax benefit	—	—	—	—	—	(6.3)	(6.3)
Equity in income of unconsolidated affiliates	—	—	(0.7)	—	—	—	(0.7)
Income (loss) from continuing operations	$(28.4)	$32.9	$(4.1)	$2.4	$(0.9)	$(36.4)	$(34.5)
Reconciliation of income (loss) from continuing operations to Adjusted EBITDA from continuing operations							$—
Income (loss) from continuing operations	$(28.4)	$32.9	$(4.1)	$2.4	$(0.9)	$(36.4)	$(34.5)
Income tax benefit	—	—	—	—	—	(6.3)	(6.3)
Interest expense, net of capitalized interest	—	—	—	—	—	7.5	7.5
Depreciation and amortization	14.8	5.1	3.6	2.1	0.4	0.7	26.7
EBITDA from continuing operations	(13.6)	38.0	(0.5)	4.5	(0.5)	(34.5)	(6.6)
Stock based compensation expense	0.2	0.1	0.1	—	—	2.0	2.4
Gain on sale or impairment of long lived assets	—	—	—	—	—	0.1	0.1
Investment income	—	—	—	—	—	(1.4)	(1.4)
Other operating credits and charges, net	—	—	—	—	—	11.6	11.6
Adjusted EBITDA from continuing operations	$(13.4)	$38.1	$(0.4)	$4.5	$(0.5)	$(22.2)	$6.1